UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2018

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35587	27-2249687
(state or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 — Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 12, 2018, TESARO, Inc. (the “Company”) completed the sale to TerSera Therapeutics LLC (“TerSera”) of the Company’s rights to rolapitant (the “Sale”) in the United States and Canada (the “Territory”).  The Sale was pursuant to the Asset Purchase Agreement (the “APA”) between the Company and TerSera previously announced by the Company in a Current Report on Form 8-K filed on June 29, 2018.  The Sale includes both the oral formulation of rolapitant distributed and sold under the brand name VARUBI® and the intravenous formulation of rolapitant sold under the brand name VARUBI® IV (the “IV Product”).

At the closing, the Company was paid $35,000,000 in cash.  Pursuant to the terms of the APA, an additional $5,000,000 in cash will be paid by TerSera to the Company by January 12, 2020.  The Company will also be eligible to receive certain post-closing royalties and milestone payments.  For a period of twelve years after consummation of the Sale (the “Royalty Term”), TerSera will pay to the Company a percentage of any consideration for (i) the transfer of intellectual property rights relating to future sales of rolapitant and (ii) the license or sublicense of any intellectual property rights related to rolapitant, in each case, to the extent allocable to non-oncology indications.  TerSera will also pay to the Company milestone payments of (a) $10,000,000 each time the marketing approval for a new indication of rolapitant in the United States is first granted and (b) $10,000,000 the first time aggregate net sales of a reformulated version of the IV Product during a calendar year reach or exceed $50,000,000.  In addition, during the Royalty Term, TerSera will pay to the Company a royalty at the rate of 20% of the aggregate net sales of the IV Product in the Territory for any calendar year in which such sales reach or exceed $100,000,000 on the net sales that exceed such threshold.

In connection with the completion of the Sale, the Company is filing as Exhibit 99.1 hereto certain pro forma financial information giving pro forma effect to the Sale as of the dates indicated therein.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(b)                                 Pro forma financial information.

Unaudited pro forma condensed consolidated balance sheet as of March 31, 2018 and unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2018 and the year ended December 31, 2017, in each case giving pro forma effect to the Sale.

(d)              Exhibits

The following exhibit is being filed herewith:

Exhibit No.	Document
99.1	Pro Forma Financial Information Related to the Sale

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

	By:	/s/ Joseph L. Farmer
Joseph L. Farmer
Senior Vice President, General Counsel and Secretary

Dated: July 18, 2018

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